Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Trista Hertz, Director of Investor Relations	Darryl Cater, Media Relations Coordinator
(630) 218-7364	(630) 218-8000 x2887
hertz@inlandrealestate.com	cater@inlandgroup.com

INLAND REAL ESTATE CORPORATION

TO HOST ANALYST AND INVESTOR DAY

OAK BROOK, Ill. (October 18, 2005) – Inland Real Estate Corporation (NYSE: IRC) today announced that the Company will host an Analyst and Investor Day event on Tuesday, November 1, 2005. During the event, management intends to discuss the Company’s growth opportunities and business strategy.

The event will be webcast live via the internet beginning at approximately 12:00 p.m. central time and ending at approximately 2:00 p.m. central time. To access the webcast and presentation materials on the day of the event, please visit the Investor Relations section of the Company’s website at http://www.inlandrealestate.com. An archived version of the webcast and presentation materials will be available at the same location through Tuesday, November 15, 2005.

Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust that owns interests in 144 neighborhood, community and single-tenant retail centers located primarily in the midwestern United States. To learn more about the Company, please visit http://www.inlandrealestate.com.

This press release may contain forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a more complete discussion of these risks and uncertainties, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.